Exhibit 99.1

Pepsi Bottling Group

1 PEPSI WAY

SOMERS, NY 10589

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have the proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by The Pepsi Bottling Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit the voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have the proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to The Pepsi Bottling Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M17335-STBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE PEPSI BOTTLING GROUP, INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Approval of the proposal to adopt the Agreement and Plan of Merger dated as of August 3, 2009 among The Pepsi Bottling Group, PepsiCo, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc., a wholly owned subsidiary of PepsiCo.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the Special Meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.

Important: Please sign exactly as your name or names appear(s) on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

For Against Abstain

Receipt is hereby acknowledged of The Pepsi Bottling Group, Inc. Notice of Meeting and Proxy Statement.

Where no voting instructions are given, the shares represented by this proxy will be voted FOR Item 1.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Directions to The Pepsi Bottling Group, Inc.

Somers, New York

DIRECTIONS BY CAR

The Pepsi Bottling Group’s Headquarters is located at the intersection of Rt. 35 and Rt. 100 in Somers, New York. The headquarters has two entrances, one on Rt. 35 approximately 500 yards East of the intersection of Rt. 35 and Rt. 100 and the second on Rt. 100 approximately 100 yards North of the Intersection of Rt. 35 and Rt. 100.

FROM I-684

If you are using I-684 (either North or South) take exit #6 (Katonah-Cross River, Rt. 35) Take Rt. 35 West for approximately two miles, Entrance is on Rt. 35 approximately 500 yards East of the Intersection of Rt. 35 and Rt. 100.

FROM MANHATTAN – WEST SIDE

West Side Highway Henry Hudson Parkway to Saw Mill River Parkway. Saw Mill River Parkway merges with I-684 at exit #6. Take exit #6 and follow directions above.

FROM MANHATTAN – EAST SIDE

FDR Drive to I-87 Major Deegam North to Saw Mill River Parkway and follow directions above.

FROM BRONX—EAST SIDE

Hutchinson River Parkway North to I-684 (Brewster) North and follow directions above.

FROM BROOKLYN AND J.F.K. AIRPORT

Van Wyck Expressway (676) to the Bronx Whitestone Bridge to Hutchinson River Parkway North, Take I-684 (Brewster) North and follow directions above.

FROM LAGUARDIA AIRPORT

Grand Central Parkway East Exit Whitestone Expressway. Cross the Whitestone Bridge North to Hutchinson River Parkway North to I-684 (Brewster) North and follow directions above.

FROM LONG ISLAND AND QUEENS

Long Island Expressway or the Grand Central Parkway to the Cross Island Parkway, Cross Island Parkway West to the Throgs Neck Bridge. Cross the Bridge North and travel North on New England Thruway (Route 95) to Cross Westchester (I-287) to (I-684) (Brewster) North and follow directions above.

FROM WEST OF HUDSON RIVER-TAPPAN ZEE BRIDGE

Cross Tappan Zee Bridge South. Follow Cross Westchester (I-287) to I-684 (Brewster) North and follow directions above.

FROM CONNECTICUT-MERRITT PARKWAY

Take the Merritt Parkway South, which becomes the Hutchinson River Parkway to I-684 (Brewster) North and follow direction above.

NEW ENGLAND THRUWAY

Follow the New England Thruway to Exit for Cross Westchester Expressway Westbound to Exit 9 North, Hutchinson River Parkway to I-684 (Brewster) North and follow directions above.

FROM CONNECTICUT – RT.35

Heading West on Rt. 35 from the Connecticut/New York line (Ridgefield, CT.), proceed on Rt. 35 past the intersection of I-684 and follow directions above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M17336-STBD

THE PEPSI BOTTLING GROUP, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS [            ] [__], 2009

The undersigned hereby appoints Eric J. Foss, Steven M. Rapp and David Yawman, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of The Pepsi Bottling Group, Inc. Common Stock which the undersigned may be entitled to vote at the Special Meeting of Shareholders of The Pepsi Bottling Group, Inc., in Somers, New York, on [__], [__], 2009 at [__] a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy is Solicited on behalf of the Board of Directors of The Pepsi Bottling Group, Inc. Please mark your Proxy as indicated on the reverse side to vote on Item 1. If you wish to vote in accordance with the Board of Directors’ recommendation, please sign the reverse side; no box needs to be checked.

Attention PBG 401(k) Plan Participants and PBG Canada Stock Incentive Plan Participants: If you hold shares of The Pepsi Bottling Group, Inc. Common Stock through the PBG 401(k) Plan or the PBG Canada Stock Incentive Plan, you must vote by Internet or telephone or complete, date, sign and return this proxy card to instruct the respective trustees/administrators of such plans how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Daylight Time, the day before the meeting date so that the respective trustees/administrators of such plans (who vote the shares on behalf of plan participants) have adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Any shares held in the PBG 401(k) Plan or the PBG Canada Stock Incentive Plan that are not voted or for which the respective trustees/administrators do not receive timely voting instructions will be voted by the respective trustee/administrator in the same proportion as the shares held in the respective plans that are timely voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the other side)